UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 15, 2004

SMALL WORLD KIDS, INC.
(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	95-388130
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230
(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680
(Registrant’s Telephone Number, Including Area Code)

_________________________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 15, 2004, Small World Kids, Inc’s subsidiary, Small World Toys, a California corporation () entered into a Revolving Credit and Security Agreement (the “Credit Agreement”) with PNC Bank, National Association (“PNC”) pursuant to which PNC will make revolving advances and issue or cause the issuance of letters of credit (the “Credit Facility”).  The term of the Credit Agreement is three years. The maximum amount available under the Credit Facility is $16,500,000 including a seasonal advance of $1,500,000. The Company’s ability to utilize the Credit Facility is based on a percentage of eligible receivables and eligible inventory is provided in the Credit Agreement.  Interest is payable monthly at either PNC’s prime rate plus 0.50% or one, two or three month fully absorbed PNC Eurodollar Rate plus 3.25% as requested in accordance with the terms of the Credit Agreement.  The Credit Agreement contains a number of covenants including a fixed charge financial covenant. Small World Toys’ obligation under the Credit Facility is collateralized by a security interest the assets of Small World Toys, a guaranty by Small World Kids, Inc. which is secured by certain shares of Small World Toys and a limited guaranty of Debra Fine, the Chief Executive Officer and President of Small World Kids, Inc. and Small World Toys.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Revolving Credit and Security Agreement, dated as of December 15, 2004 by and between Small World Toys and PNC Bank, National Association

10.2	Revolving Credit Note

10.3	Seasonal Advance Note

10.4	Pledge Agreement dated December 15, 2004

10.5	Subordination Agreement dated December 15, 2004

10.6	Continuing Guaranty of Debra Fine dated December 15, 2004

10.7	Continuing Guaranty of Small World Kids, Inc. dated December 15, 2004

10.8	Security Agreement dated December 15, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.

Date: December 16, 2004	By:	/s/ Robert Rankin
Name: Robert Rankin
Title: Chief Financial Officer

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